Exhibit 99.1

TO SPORTS INNOVATION (A WHOLLY OWNED SUBSIDIARY OF EXCLUSIVE BUILDING SERVICES, INC) ANNOUNCES LAUNCH OF ITS NEW SPORTS NUTRITION BEVERAGE AND SPECIALTY WATER BEVERAGE UNDER THE DETHRONE ROYALTY BEVERAGE NAME BY LATE SEPTEMBER 2012

June 25, 2012 (PR Newswire)

CAVE CREEK, ARIZONA –JUNE 25, 2012 – TO Sports Innovation, a wholly owned subsidiary of Exclusive Building Services, Inc. (OTCBB: EXBS), announced today that it completed the formulation of its new sports nutrition product and expects to have it on shelves by September 2012 initially thru out California, Arizona and all of Canada. The sports nutrition beverage as well as enhanced water beverage will be marketed under the Dethrone Royalty brand as Dethrone Beverage.

Dethrone Beverage was carefully formulated to Increase Hydration, Energy and recovery thereby giving the body the fuel necessary to power through the day. Whether you are looking to achieve peak performance in the ring, on the field, or in the workplace, Dethrones Hi-performance sports beverage™ will help you overthrow the status quo! ™

Increase Strength & Hydration, Oxygen to the blood for more Energy & Endurance, Recovery & rejuvenation

TO Sports Innovation has entered into an exclusive license agreement with Dethrone Royalty, giving TO the right to use the Dethrone Trademark worldwide in connection with the manufacture and sale of sports performance or energy drinks along with any other non-alcoholic beverage under the Trade Name, Dethrone Beverages. TO is managed by three beverage industry professionals: Peter W. Busch, advisor, a descendent of Adolphus Busch, founder of Anheuser-Busch Companies. Toby McBride, CEO and Michael Holley, President have combined over 40 years of experience in the beverage industry. They have launched major brands like Sobe, Arizona Iced Tea and Xyience.

At the News announcement Toby McBride said; “I am very excited about the release and introduction of our Sports Nutrition Beverage and Water Beverage under the Dethrone Beverage name. This new beverage is a clean product that is 100% beneficial for everyone from 10 years of age to 99.”  Dan Swinmurn (co- founder of Dethrone Royalty) followed by saying; “We can’t wait for these Hi-end beverages to take us to the next level”

About Dethrone Royalty

Dethrone has been an important factor in the growth of the Mixed Martial Arts (MMA) as can be seen through their various sponsorships. They have broadened beyond MMA by sponsoring Baja racing and Supercross, they are now a premiere lifestyle brands in and out of the octagon! The Dethrone Royalty brand was formed in 2009. Nick Swinmurn is behind the success of Dethrone. He is behind many other ventures like Zappos.com and is part owner of the Golden State Warriors. Dethrone sponsors some of the best fighters in the world like Josh Koscheck, Cain Velasquez and the current UFC champion Ben Henderson.

About Exclusive Building Services, Inc.

In February 2012 Exclusive Building Services, Inc. (EXBS) incorporated TO Sports Innovation as a wholly owned subsidiary with the primary purpose of entering into a Royalty agreement with Dethrone Royalty for the purpose of manufacturing and distributing sports nutrition and water beverage under the Dethrone Beverage brand. On March 26, 2012 EXBS’ previous business of “Office Cleaning” was spun out to the previous CEO of the Company. Within the next two weeks the company’s web site will be up and running.

Contact Person:

Toby McBride

916-799-8389

toby@dethronebeverage.com

www.dethronebeverage.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Shiner International, Inc.'s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Shiner's filings with the Securities and Exchange Commission. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.